UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 7, 2022

Clarim Acquisition Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-39954	85-3812991
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

155 East 44th St., 18th Floor

New York, New York 10017

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (917) 636-7925

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A Common Stock and one-third of one Redeemable Warrant	CLRMU	The Nasdaq Stock Market LLC

Class A Common Stock, par value $0.0001 per share	CLRM	The Nasdaq Stock Market LLC

Warrants, each exercisable for one share of Class A Common Stock for $11.50 per share	CLRMW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On December 7, 2022, Clarim Acquisition Corp. (the “Company”) held a special meeting of its stockholders (the “Stockholder Meeting”) to approve certain amendments to its amended and restated certificate of incorporation (the “Certificate of Incorporation”) and the Investment Management Trust Agreement, dated January 28, 2021 (the “Trust Agreement”), by and between the Company and Continental Stock Transfer & Trust Company, as trustee (“Continental”) to allow the Company to redeem all of its outstanding public shares no later than December 30, 2022, in advance of the automatic termination date in its current Certificate of Incorporation of February 2, 2023 (the “Original Termination Date”).

At the Stockholder Meeting, the stockholders of the Company approved a proposal to amend the Trust Agreement (such proposal, the “Early Termination Trust Amendment Proposal” and such amendment, the “Early Termination Trust Amendment”) to change the date on which Continental must commence liquidation of the trust account established in connection with the Company’s initial public offering from the Original Termination Date to such other date as shall be determined by the board of directors of the Company (the “Board”) and publicly announced by the Company, provided that such other date shall be no sooner than the date of the effectiveness of the required amendment to the Certificate of Incorporation pursuant to the General Corporation Law of the State of Delaware and no later than December 30, 2022 (such date, the “Early Termination Date”).

The Board has established December 7, 2022 as the Early Termination Date. Accordingly, on December 7, 2022, the Company and Continental entered into the Early Termination Trust Amendment.

The foregoing description is qualified in its entirety by reference to the full text of the Early Termination Trust Amendment, a copy of which is attached as Exhibit 10.1 hereto and is incorporated by reference herein.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On December 7, 2022, the Company held the Stockholder Meeting to (a) eliminate the requirement that the Company retain at least $5,000,001 of net tangible assets following the redemption of the Company’s Class A common stock, par value $0.0001 per share, in connection with a Business Combination (as defined in the Certificate of Incorporation) and certain amendments to the Certificate of Incorporation (such proposal, the “Redemption Limit Elimination Proposal” and such amendment, the “Redemption Limit Elimination Amendment”), (b) change the date by which the Company must consummate a Business Combination from the Original Termination Date to the Early Termination Date (such proposal, the “Early Termination Proposal” and such amendment, the “Early Termination Amendment”), (c) approve the Early Termination Trust Amendment Proposal and (d) approve an adjournment proposal (such proposal, the “Adjournment Proposal”), each as more fully described in the definitive proxy statement filed by the Company with SEC on November 14, 2022.

Holders of 27,062,500 shares of common stock of the Company held of record as of November 4, 2022, the record date for the Stockholder Meeting, were present in person or by proxy, representing approximately 75.30% of the voting power of the Company’s shares of common stock as of the record date for the Stockholder Meeting, and constituting a quorum for the transaction of business.

The stockholders approved the Redemption Limit Elimination Proposal, the Early Termination Proposal and the Early Termination Trust Amendment Proposal (the “Proposals”).

The voting results for the Proposals were as follows:

The Redemption Limit Elimination Proposal

For	Against	Abstain	Broker Non-Vote
26,885,575	176,895	30	0

The Early Termination Proposal

For	Against	Abstain	Broker Non-Vote
26,885,605	176,865	30	0

The Early Termination Trust Amendment Proposal

For	Against	Abstain	Broker Non-Vote
26,880,593	181,877	30	0

The Company had solicited proxies in favor of an Adjournment Proposal which would have given the Company authority to adjourn the Stockholder Meeting to solicit additional proxies. As there were sufficient votes to approve the Redemption Limit Elimination Proposal, the Early Termination Proposal and the Early Termination Trust Agreement Proposal, the Adjournment Proposal was not presented to stockholders and was not voted upon at the Stockholder Meeting.

Item 8.01 Other Events

On December 7, 2022, the Company filed the Early Termination Amendment with the Secretary of State of the State of Delaware and established December 7, 2022 as the Early Termination Date. As such, the last day of trading of the Company’s public shares and units on the Nasdaq Stock Market LLC was on December 7, 2022. The Company is obligated to redeem all public shares as as promptly as possible but not more than ten business days after the Early Termination Date. The Company expects to complete such redemption on or about December 12, 2022.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	Amendment to Investment Management Trust Agreement, dated January 28, 2021, by and between the Clarim Acquisition Corp. and Continental Stock Transfer & Trust Company, as trustee
104	Cover Page Interactive Data File ( formatted in Inline XBRL and contained in Exhibit 101)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Clarim Acquisition Corp.

	By:	/s/ Jaymin Patel
		Name:	Jaymin Patel
		Title:	Chief Financial Officer, President and Director

Dated: December 7, 2022

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